Exhibit 10.1

FOURTH AMENDMENT TO

PURCHASE AND SALE AGREEMENT

This Fourth Amendment to Purchase and Sale Agreement (“Fourth Amendment”) is made and entered into as of June 25, 2019, by and between IRESI MONTGOMERY MITYLENE, L.L.C., a Delaware limited liability company (“Seller”), and B & M DEVELOPMENT COMPANY, L.L.C., an Alabama limited liability company (“Buyer”).

RECITALS

A.                Seller and Buyer are parties to that certain Purchase and Sale Agreement bearing an Effective Date of December 21, 2018, and reinstated and amended by that certain Reinstatement of and First Amendment to Purchase and Sale Agreement, bearing an effective date of January 23, 2019, that certain Second Amendment to Purchase and Sale Agreement, bearing an effective date of February 19, 2019 and that certain Third Amendment to Purchase and Sale Agreement, bearing an effective date of June 7, 2019 (collectively the “Agreement”), for the purchase and sale of certain Property, as particularly defined in the Agreement. Capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms in the Agreement.

B.                 Seller and Buyer desire to modify the terms of the Agreement pursuant to the terms and conditions set forth in this Fourth Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Seller and Buyer agree as follows:

1.                  The Recitals set forth above are true and correct and are adopted and incorporated herein by reference as if more fully set forth at length.

2.                  Within three (3) business days of the date hereof, Buyer shall deposit Three Hundred Fifty Thousand and 00/100 Dollars ($350,000.00) with Escrow Agent. Of that sum, Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) shall be added to the Earnest Money such that the Earnest Money shall equal Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00). Upon receipt of such deposit the Escrow Agent shall pay to Seller One Hundred Thousand and 00/100 Dollars ($100,000.00) as consideration for extension of the Closing Date (“Closing Extension Fee”). The Closing Extension Fee shall not be refundable to Buyer. The Earnest Money shall be non-refundable to Buyer except as otherwise set forth in the Agreement.

3.                  The Loan Assumption Approval Date as set forth in Section 5.3.c. is hereby extended to August 13, 2019. In the event that Buyer does not receive the Loan Assumption Approval by August 13, 2019 either party shall be entitled to terminate this Agreement. Upon such termination, Seller shall receive the Earnest Money and Buyer shall not be entitled to any expense reimbursement. The Loan Assumption Approval Date shall not be further extended.

4.                  The Closing Date as set forth in Section 5.1 shall be August 20, 2019. Buyer shall use best efforts to close as soon as possible after the Loan Assumption Approval. The Closing Date shall not be further extended.

5.                  Except as set forth herein, the Agreement shall remain in full force and effect and unmodified, and the Agreement, as amended hereby, is hereby ratified, confirmed and approved in all respects. In the event of a conflict between the terms and conditions of the Agreement and this Fourth Amendment, the terms and conditions of this Fourth Amendment shall prevail.

6.                  To facilitate execution, this Fourth Amendment may be executed in as many counterparts as may be required. It shall not be necessary that the signatures on behalf of all parties appear on each counterpart hereof. A counterpart sent by electronic mail (including a PDF by e-mail) or facsimile shall constitute the same as delivery of the original of such executed counterpart. Any signature page of a counterpart may be detached from any counterpart and attached to any other counterpart.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Seller and Buyer have executed this Fourth Amendment as of the date first written above.

SELLER: IRESI MONTGOMERY MITYLENE, L.L.C., a Delaware limited liability company

By:	Inland Residential Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Inland Residential Properties Trust, Inc., a Maryland corporation, its general partner

By:	/s/ Catherine L. Lynch
Name:	Catherine L. Lynch
Its:	CFO

BUYER: B & M DEVELOPMENT COMPANY, L.L.C., an Alabama limited liability company

By:	/s/ John D. Blanchard
Name:	John D. Blanchard
Its:	Manager

3